UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2004 (June 15, 2004)

SigmaTel, Inc.

(Exact name of registrant as specified in its charter)

000-50391

(Commission File Number)

Delaware	74-2691412
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3815 South Capital of Texas Highway Building 3, Suite 300 Austin, Texas	78704
(Address of principal executive offices)	(Zip Code)

(512) 381-3700

(Registrant’s telephone number, including area code)

Item 7 Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibit No.	Description
	14.1	First Amended Code of Business Conduct and Ethics

Item 10. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Due to the June 10, 2004 resignation of C. Hock Leow from our board of directors, at a meeting held on June 15, 2004, our Board of Directors amended our Code of Business Conduct and Ethics to delete former Section 13 of that Code. Section 13 had previously provided that, while Mr. Leow remained a director of SigmaTel and remained employed by Creative Technology, Ltd. (our largest shareholder and a major customer of ours), Mr. Leow would be recused from any discussions or receiving any information (i) concerning sales to specific customers, cost of sales of products bought by Creative and competitive information relating to products bought by Creative or (ii) that the Chairman of the Board and Chairman of the Nominating and Corporate Governance Committee jointly otherwise deemed necessary or proper to withhold from Mr. Leow because of his relationship with Creative Technology. Our First Amended Code of Business Conduct and Ethics is available at the “Investors/Corporate Governance” link on our Internet website at www.sigmatel.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATEL, INC.

Dated: June 16, 2004	By:	/s/ Ross A. Goolsby
Ross A. Goolsby
Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

EXHIBIT NO.

14.1	First Amended Code of Business Conduct and Ethics